Exhibit 99.1 Press Release dated May 15, 2006

POST FALLS, Idaho, May 15 /PRNewswire-FirstCall/ -- Command Center, Inc. (OTC Bulletin Board: CCNI - News), an emerging provider of temporary staffing services in the United States, announced today that it has completed the acquisition of the assets of 31 companies that collectively owned 48 Command Center franchise store locations.

Since the signing of definitive agreements in November of 2005, Command Center has aggressively executed a strategy to migrate from a franchise to company-owned operating platform. On April 6, 2006, the Company announced the assumption of the management and financial control of 41 temporary staffing stores operating as Command Center franchisees or licensees. To complete the acquisition of the assets of the 31 companies and 48 stores, Command Center issued 11,073,864 shares of its common stock pursuant to a private placement memorandum.

According to Glenn Welstad, Chairman and CEO of Command Center, Inc., "With the conclusion of these transactions, Command Center is positioned to execute its long term strategy of becoming a national provider of temporary staffing. For the remainder of 2006, we will concentrate our efforts on integrating these offices into the Command Center operating platform, as well as revenue growth within these offices. Simultaneously, we will explore the potential of a select number of acquisition opportunities, as well as open a limited number of new Command Center locations. We remain confident that the market opportunity for our unique product offering is tremendous."

With the completion of this transaction, Command Center currently owns and operates 60 temporary staffing store locations in 20 states and the District of Columbia. Command Center continues to pursue the acquisition of several of the remaining Command Center franchise offices included in the November agreements.

About Command Center, Inc.

Command Center is an emerging provider of temporary staffing services in the United States. The Company provides on-demand employment solutions primarily in the areas of light industrial, hospitality, event services and office staffing, as well as other staffing assignments. The Company's long term business plan includes rapid growth to establish a nation-wide network of offices and becoming the temporary staffing industry's leader in providing unparalleled service.
Additional     information     on    Command     Center    is    available    at
http://www.commandonline.com.
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This news release contains forward-looking  statements as defined by the Private
Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties
and  risks  including,   but  not  limited  to,  the  availability  of  worker's
compensation insurance coverage, the availability of suitable financing for the Company's activities, product and service demand and acceptance, changes in
technology,   economic  conditions,  the  impact  of  competition  and  pricing, government regulation, and other risks set forth in the Form 10KSB filed with the Securities and Exchange Commission on March 31, 2006 and in other statements filed from time to time with the Securities and Exchange Commission. There are no assurances, that the acquired offices will be successfully merged into the Company or that additional acquisitions will be completed. All readers are encouraged to review the 8-K to be filed in connection with the acquisition discussed above, which outlines risk factors including debt obligations, deal terms and other relevant items. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

INVESTOR RELATIONS CONTACT:

KCSA WORLDWIDE
Jeffrey Goldberger
212.896.1249
jgoldberger@kcsa.com